==============================================================================


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                  Form 8-K/A


                                CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported) October 17, 1996
                                                        ----------------



                           The Eastwind Group, Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its Charter)

         Delaware                    0-27638                  23-2732753
   -------------------------  -----------------------  ------------------------
(State or other jurisdiction   Commission file Number       (IRS Employer
      of incorporation                                   Identification Number)
      or organization)


                    --------------------------------------
                        100 Four Falls Corporate Center
                                   Suite 305
                          West Conshohocken, PA 19428

                                (610) 828-6860
                    --------------------------------------
                  (Address, including zip code, and telephone
                 number [including area code] of registrant's
                          principal executive office)
                    --------------------------------------

==============================================================================

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
--------------------------------------------------------------------------

(a)      Financial Statements of Centennial Printing Corporation       Page No.
         -------------------------------------------------------       --------
         Report of Certified Public Accountants                          F-1

         Balance Sheets                                                  F-2

         Statements of Operations                                        F-3

         Statements of Shareholder's Equity (Deficit)                    F-4

         Statements of Cash Flows                                        F-5

         Notes to the Financial Statements                               F-6

(b)      Pro Forma Financial Information
         -------------------------------

         Basis of Presentation                                           F-11

         Unaudited Pro Forma Consolidated Statement of Operations for
               the Year Ended December 31, 1995                          F-12

         Unaudited Pro Forma Consolidated Statement of Operations for
               the Nine Months Ended September 30, 1996                  F-13

         Unaudited Pro Forma Condensed Consolidated Balance Sheet
               as of September 30, 1996                                  F-14

         Notes to Unaudited Pro Forma Consolidated Financial Statements  F-15

(c)      Exhibits
         --------
         2.1 Amended and Restated Agreement and Plan of Merger by and between Centennial Printing Corporation, The Eastwind Group, Inc. and Centennial Acquisition Corp., dated as of September 30, 1996 (previously filed in original Form 8-K).

                         INDEPENDENT AUDITOR'S REPORT


Officers and Directors
Centennial Printing Corporation
King of Prussia, Pennsylvania:

We have audited the accompanying balance sheets of Centennial Printing Corporation as at December 31, 1995 and 1994 and the related statements of operations, shareholder's equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Centennial Printing Corporation as at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                           Laskaris & Laskaris


October 14, 1996

                        CENTENNIAL PRINTING CORPORATION
                        -------------------------------

                                 BALANCE SHEETS
                                 --------------

                                                                                   December 31,
                                                                       ----------------------------------------       September 30,
                                                                             1994                    1995                 1996
                                                                       -----------------      -----------------     ----------------
                              ASSETS                                                                                  (Unaudited)
                              ------
CURRENT ASSETS:
   Cash and cash equivalents                                        $           58,774      $        50,516    $           38,395
   Accounts receivable, net of
      allowance for doubtful accounts of $0,
      $145,030 and $168,030                                                  3,009,797            3,328,664             3,058,241
   Inventories                                                                 229,694              190,808               197,176
   Prepaid expenses                                                             23,689      $        85,597                39,413
                                                                    ------------------      ---------------    ------------------
           Total current assets                                              3,321,954            3,655,585             3,333,225

ADVANCES TO CORPORATE
 OFFICER/LANDLORD                                                              432,115              568,144               618,616

PROPERTY AND EQUIPMENT, NET                                                  3,083,387            3,405,545             2,984,025

OTHER ASSETS                                                                   315,361              226,733               219,108
                                                                    ------------------      ---------------    ------------------
                                                                    $        7,152,817      $     7,856,007    $        7,154,974
                                                                    ==================      ===============    ==================

                         LIABILITIES AND
                         ---------------
                  SHAREHOLDER'S EQUITY (DEFICIT)
                  -----------------------------

CURRENT LIABILITIES:
   Line of credit                                                   $        2,100,000      $     2,360,000    $        2,950,000
   Current portion of long-term debt                                           821,640              705,802               739,503
   Accounts payable                                                          1,209,514            1,754,239             2,192,418
   Accrued expenses                                                            582,142              784,106               658,622
                                                                    ------------------      ---------------    ------------------

                     Total current liabilities                               4,713,296            5,604,147             6,540,543
                                                                    ------------------      ---------------    ------------------
LONG-TERM DEBT                                                               1,485,481            1,959,702             1,414,872
                                                                    ------------------      ---------------    ------------------
DEFERRED RENT                                                                  247,500              259,167               296,042
                                                                    ------------------      ---------------    ------------------

COMMITMENTS (Note 7)

SHAREHOLDER'S EQUITY (DEFICIT):
   Capital stock, no par value; 1,000 shares
     authorized, 200 shares issued and
     outstanding                                                                   100                  100                   100
   Retained earnings (deficit)                                                 706,440               32,891            (1,096,583)
                                                                    ------------------      ---------------    -------------------
                     Total shareholder's
                     equity (deficit)                                          706,540               32,991            (1,096,483)
                                                                    ------------------      ---------------    -------------------
                                                                    $        7,152,817      $     7,856,007    $        7,154,974
                                                                    ==================      ===============    ==================

         The accompanying notes are an integral part of these statements.

                        CENTENNIAL PRINTING CORPORATION
                        -------------------------------

                           STATEMENTS OF OPERATIONS
                           ------------------------

                                                                                                           For the
                                                            For the Year Ended                        Nine Months Ended
                                                               December 31,                              September 30,
                                                  -------------------------------------       ----------------------------------
                                                        1994                  1995                  1995                1996
                                                  ---------------      ----------------       --------------      --------------
                                                                                                            (Unaudited)
NET REVENUES                                       $   15,382,930      $     16,308,847       $   12,683,312      $   13,550,007

COST OF GOODS SOLD                                     10,955,804            11,906,288            9,269,380          10,672,508
                                                  ---------------      ----------------       --------------      --------------
      Gross profit                                      4,427,126             4,402,559            3,413,932           2,877,499

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSE                                3,941,566             4,331,427            3,301,102           3,620,114
                                                  ---------------      ----------------       --------------      --------------
  Operating income (loss)                                 485,560                71,132              112,830            (742,615)

INTEREST EXPENSE                                          435,154               526,392              427,254             382,277
                                                  ---------------      ----------------       --------------      --------------
  Income (loss) before
    extraordinary item                                     50,406              (455,260)            (314,424)        (1,124,892)

EXTRAORDINARY LOSS ON
  EARLY EXTINGUISHMENT
  OF DEBT                                                     --               (218,289)                 --                  --
                                                  ---------------      ----------------       --------------      --------------

NET INCOME (LOSS)                                  $       50,406        $     (673,549)      $     (314,424)     $   (1,124,892)
                                                  ===============      ================       ==============      ==============



  The accompanying notes are an integral part of these financial statements.

                         CENTENNIAL PRINTING CORPORATION
                         -------------------------------
                 STATEMENTS OF SHAREHOLDER'S EQUITY (DEFICIT)
                 --------------------------------------------


                                                                                                   Total
                                                       Common              Retained             Shareholder's
                                                       Stock               Earnings                Equity
                                                   ------------        ----------------      -----------------
BALANCE, DECEMBER 31, 1993
   (as previously reported)                        $        100        $      1,242,338      $       1,242,438
   Prior period adjustment                                  --                 (548,304)              (548,304)
                                                   ------------        ----------------      -----------------

BALANCE, DECEMBER 31, 1993
   (as restated)                                            100                 694,034                694,134
   Net income                                               --                   50,406                 50,406
   Dividends                                                --                  (38,000)               (38,000)
                                                   ------------        ----------------      -----------------
BALANCE, DECEMBER 31, 1994                                  100                 706,440                706,540
   Net loss                                                 --                 (673,549)              (673,549)
                                                   ------------      ------------------       ----------------
BALANCE, DECEMBER 31, 1995                                  100                  32,891                 32,991
   Net loss (unaudited)                                     --               (1,124,892)            (1,124,892)
   Dividends (unaudited)                                    --                   (4,582)                (4,582)
                                                   ------------      ------------------       ----------------
BALANCE, SEPTEMBER 30, 1996 (unaudited)            $        100        $     (1,096,583)      $     (1,096,483)
                                                   ============        ================       ================


  The accompanying notes are an integral part of these financial statements.

                         CENTENNIAL PRINTING CORPORATION
                         -------------------------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------

                                                                                                        For the
                                                                                                      Nine Months
                                                                For the Year Ended                       Ended
                                                                   December 31,                      September 30,
                                                         -----------------------------      -------------------------------
                                                             1994             1995               1995              1996
                                                         -----------      ------------      --------------     ------------
                                                                                                      (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)                                       $    50,406      $ (673,549)       $   (314,424)      $  (1,124,892)
 Loss on early extinguishment of debt                           --           218,289                 --                  --
 Adjustments to reconcile net income (loss) to
  net cash provided by (used in) operating
  activities-
    Depreciation and amortization                            585,155         662,319             488,688             440,718
    Deferred interest and rent                                49,167          22,570               8,750              36,875
    Decrease (increase) in current assets--
      Accounts receivable                                   (413,012)       (318,867)           (302,811)            270,423
      Inventories                                            (53,081)         38,886             184,135              (6,368)
      Prepaid expenses                                       152,821         (61,908)            (57,444)             46,184
    Increase (decrease) in current liabilities--
      Accounts payable                                        84,439         544,725             296,120             438,179
      Accrued expenses                                       121,305         127,390             340,870            (125,484)
                                                         -----------      ----------        ------------       -------------
       Net cash provided by (used in) operating
        activities                                           577,200         559,855             643,884             (24,365)
                                                         -----------      ----------        ------------       -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Advances to corporate officer/landlord                      (25,212)       (136,029)           (130,923)            (50,472)
 Purchase of property and equipment                         (545,353)       (243,279)           (142,183)            (19,198)
 Deferred expenses                                          (115,688)       (126,962)                --                  --
 Security and rental deposits                               (107,341)         60,217             128,456               7,625
 Increase in cash value of officer's life insurance          (18,185)        (22,385)                --                  --
                                                         -----------      ----------        ------------       -------------
       Net cash used in investing activities                (811,779)       (468,438)           (144,650)            (62,045)
                                                         -----------      ----------        ------------       -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net borrowings under line of credit                         510,000         260,000                 --              590,000
 Repayment of long-term debt                                (212,698)       (359,675)           (534,184)           (511,129)
 Dividends                                                   (38,000)            --                  --               (4,582)
                                                         -----------      ----------        ------------       -------------
       Net cash provided by (used in) financing
        activities                                           259,302         (99,675)           (534,184)             74,289
                                                         -----------      ----------        ------------       -------------
NET INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS                                                24,723          (8,258)            (34,950)            (12,121)

CASH AND CASH EQUIVALENTS, BEGINNING
   OF PERIOD                                                  34,051          58,774              58,774              50,516
                                                         -----------      ----------        ------------       -------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                 $    58,774      $   50,516        $     23,824       $      38,395
                                                         ===========      ==========        ============       =============

  The accompanying notes are an integral part of these financial statements.

                        CENTENNIAL PRINTING CORPORATION
                        -------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------


1.  DESCRIPTION OF BUSINESS:
    ------------------------

Centennial Printing Corporation (the "Company") was organized on June 28, 1977, and provides high-quality printing services to its clients who are located principally in the Eastern United States.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    -------------------------------------------

Interim Financial Statements
----------------------------

The financial statements as of September 30, 1996, and for the nine months ended September 30, 1995 and 1996, are unaudited and, in the opinion of management of the Company, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for those interim periods. The results of operations for the nine months ended September 30, 1996, are not necessarily indicative of the results to be expected for the full year.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
-------------------------

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with an original maturity of three months or less to be cash equivalents.

Inventories
-----------

Inventories consist of raw materials and work in process and are stated at the lower of cost or market, with cost determined under the first-in, first-out method. Work in process include raw materials, direct labor and a portion of manufacturing overhead.

Property and Equipment
----------------------

Property and equipment is stated at cost. Depreciation and amortization for financial reporting purposes are provided principally on the straight-line method and for income tax purposes under accelerated methods.

Other Assets
------------

Other assets consist of security deposits, deferred financing costs and the cash surrender value on a life insurance policy. Deferred financing costs are amortized on a straight-line basis over the term of the related debt.

Income Taxes
------------

The Company has elected to be treated as an S Corporation for federal and state income tax reporting purposes and, accordingly, income is passed through to the shareholder and taxed at the individual level.

Major Customers
---------------

For the years ended December 31, 1994 and 1995, two customers accounted for approximately 27% of net revenues.

Supplemental Cash Flow Information
----------------------------------

Interest expense paid was $388,262 and $560,634 in 1994 and 1995, respectively. Capital lease obligations of $457,805 and $807,633 were incurred on equipment leases entered into in 1994 and 1995, respectively.

Prior Period Adjustments
------------------------

In connection with the issuance of the 1995 financial statements, the Company recorded certain adjustments which reduced the retained earnings as at December 31, 1993. These adjustments relate primarily to the removal of overhead costs included in inventory values and the establishment of accrued liabilities for payroll, vacation reserve and deferred rent. In addition, as a result of the above changes in accounting treatment, net income for the year ended December 31, 1994 was reduced by $88,929.

3.  INVENTORIES:
    -----------

                                      December 31,
                                  -----------------------  September 30,
                                     1994         1995         1996
                                  ----------   ----------  -------------
                                                            (Unaudited)
      Raw materials               $   62,903   $    9,594   $   25,289
      Work in process                166,791      181,214      171,887
                                  ----------   ----------   ----------

                                  $  229,694   $  190,808   $  197,176
                                  ==========   ==========   ==========

4.  PROPERTY AND EQUIPMENT:
    -----------------------

                                          December 31,
                                      -----------------------    September 30,
                                          1994          1995         1996
                                      -----------   -----------  -------------
                                                                  (Unaudited)
    Machinery and equipment           $ 3,718,912   $ 4,613,655  $  4,656,258
    Office furnishings and equipment      599,232       655,830       678,352
    Transportation equipment              133,673        57,497         5,807
    Leasehold improvements                811,144       822,323       828,086
                                      -----------   -----------  ------------

                                        5,262,961     6,149,305     6,168,503

    Less- Accumulated depreciation     (2,179,574)   (2,743,760)   (3,184,478)
                                      -----------   -----------  ------------

                                      $ 3,083,387   $ 3,405,545  $  2,984,025
                                      ===========   ===========  ============

5.  LINE OF CREDIT:
    ---------------
The Company has a $2,750,000 line of credit facility with a bank. Borrowings on the line of credit are limited to 80% of eligible accounts receivable, as defined. At September 30, 1996, the Company had borrowed in excess of its credit facility. The line bears interest at the banks prime rate plus 1.25%, which is payable monthly. The line of credit is secured by a first lien on accounts receivable, inventory and is subject to the unlimited personal surety of the corporate officer/shareholder. The Company is required to meet certain financial covenants. Based on its financial position and results of operations as of the measurement dates of December 31, 1994 and June 30, 1995, the Company was in violation of the financial covenants. However, the bank has agreed to waive the violations and has reset such covenants for future periods, subject to certain conditions.

6.  LONG-TERM DEBT:
    ---------------

                                                                                      December 31,
                                                                           -----------------------------------
                                                                                 1994                1995
                                                                           ---------------       -------------
       Note payable to General Electric Capital
        Corporation, payable in 12 monthly
        installments of $65,000 and 36 monthly
        installments of $57,728, including interest
        at 10.6%                                                           $          --         $   2,341,090
       Notes payable to bank, interest at prime plus
        1% to 1.5%, repaid in 1995                                                 320,833                --
       Capital lease obligations                                                 1,881,288             219,414
       Notes payable to individuals, interest at 12.5%
        payable monthly, due February 1, 1997                                      105,000             105,000
                                                                           ---------------       --------------
                                                                                 2,307,121           2,665,504
       Less- Current portion                                                      (821,640)           (705,802)
                                                                           ---------------       --------------

                                                                           $     1,485,481       $    1,959,702
                                                                           ===============       ==============

In 1995, the Company entered into a note payable with General Electric Capital Corporation ("GECC") which proceeds thereunder were used to pay off various bank notes and capital lease obligations. A loss on the early extinguishment of debt in the amount of $218,289 was recorded in connection with the payoff of the notes and capital lease obligations. The GECC note payable is collateralized by a master security agreement.

Future maturities of long-term debt are as follows at December 31, 1995:

                 1996                    $     705,802
                 1997                          700,734
                 1998                          598,242
                 1999                          660,726
                                         -------------

                                         $   2,665,504
                                         =============
7. COMMITMENTS:
   ------------

The Company leases certain plant facilities and equipment under noncancelable operating leases that expire through June 30, 2002. Rent expense of $678,773 and $748,957 was charged to operations in 1994 and 1995, respectively. Minimum future rental payments required under the terms of the leases are as follows at December 31, 1995:

                 1996                    $     734,684
                 1997                          724,385
                 1998                          600,151
                 1999                          544,791
                 2000                          317,500
                 Thereafter                    635,000
                                         -------------
                                         $   3,556,511
                                         =============
8. PROFIT SHARING PLAN:
   -------------------

The Company maintains a deferred compensation plan for its employees. In addition to voluntary employee contributions, the Company may fund additional discretionary contributions. The expense under this plan was $63,271 and $47,556 for the years ended December 31, 1994 and 1995, respectively.

9. RELATED PARTY TRANSACTIONS:
   --------------------------

Advances to corporate officer/landlord
--------------------------------------

Advances to corporate officer and the advance to landlord (which represents the assumption by the Company of certain debt obligations of such landlord on the former plant facilities) bear interest at the rate of 6.75% at December 31, 1995. No definite terms have been set for the repayment of principal.

Leases
------

The Company is a party to a lease agreement with its shareholder for residential real estate that expires June 30, 2000, and requires a minimum annual rental of $18,000. Effective July 1, 1995, the Company is also a party to a second lease agreement with its shareholder for another residential dwelling used for the benefit of Company employees. The second lease term expires June 30, 2000, and requires a minimum annual rental of $12,000. Rent expense of $18,000 and $21,000 was charged to operations in 1994 and 1995, respectively.

                           THE EASTWIND GROUP, INC.
                           ------------------------

                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                   ----------------------------------------

                             BASIS OF PRESENTATION
                             ---------------------


The following unaudited pro forma consolidated financial statements should be read in conjunction with The Eastwind Group, Inc. ("Eastwind") historical consolidated financial statements and notes thereto filed with Eastwind's annual report on Form 10-KSB for the year ended December 31, 1995, the quarterly report of Form 10-QSB for the quarter ended September 30, 1996, and the Form 8-K dated October 17, 1996, and the historical financial statements and notes thereto of Centennial Printing Corporation ("Centennial") filed pursuant to item 7(a) of this report on Form 8-K/A.

The following unaudited pro forma consolidated statement of operations for the year ended December 31, 1995 and the nine months ended September 30, 1996, give effect to the acquisition of Centennial by Eastwind as if it had occurred at the beginning of the periods presented. The unaudited pro forma condensed consolidated balance sheet as of September 30, 1996, gives effect to the acquisition as if it had occurred on that date. The pro forma results are not necessarily indicative of results of operations had the acquisition taken place at the beginning of the year.

                           THE EASTWIND GROUP, INC.
                           ------------------------

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
           --------------------------------------------------------


                                                                             For the Year Ended December 31, 1995
                                               ------------------------------------------------------------------------------------
                                                                                            Pro Forma
                                                    Eastwind           Centennial          Adjustments               Pro Forma
                                               -----------------   -----------------    -----------------        -----------------

NET SALES                                      $      17,902,000   $      16,309,000    $            ---         $      34,211,000

COST OF GOODS SOLD                                    13,945,000          11,906,000               45,000 (D)           25,896,000
                                               -----------------   -----------------    -----------------        -----------------
      Gross profit                                     3,957,000           4,403,000              (45,000)               8,315,000



SELLING, GENERAL AND                                                                                      (A,C
 ADMINISTRATIVE EXPENSE                                3,536,000           4,332,000             (179,000) D,E)          7,689,000
                                               -----------------   -----------------    -----------------        -----------------

      Operating income                                   421,000              71,000              134,000                  626,000

INTEREST EXPENSE                                         733,000             526,000               42,000 (B)            1,301,000
                                               -----------------   -----------------    -----------------        -----------------
      Loss before extraordinary item
        and tax benefit                                 (312,000)           (455,000)              92,000                 (675,000)

EXTRAORDINARY LOSS ON
 EARLY EXTINGUISHMENT OF
 DEBT                                                       ---             (218,000)                ---                  (218,000)
                                               -----------------   -----------------    -----------------        -----------------
      Loss before income tax benefit                    (312,000)           (673,000)              92,000                 (893,000)

INCOME TAX BENEFIT                                        15,000               ----                 ----                    15,000
                                               -----------------   -----------------    -----------------        -----------------

NET LOSS                                                (297,000)  $        (673,000)              92,000                 (878,000)
                                                                   ==================

PREFERRED STOCK DIVIDENDS                                  ----                                   (54,000) (F)             (54,000)
                                               -----------------                        -----------------        -----------------

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS      $        (297,000)                       $          38,000        $        (932,000)
                                               =================                        =================        =================


EARNINGS PER COMMON
  SHARE                                        $           (.30)                                                 $           (.80)
                                               ================                                                  ================

SHARES USED IN COMPUTING
  EARNINGS PER COMMON
  SHARE                                                 985,750                                                         1,167,982
                                               ================                                                  ================


        The accompanying notes are an integral part of this statement.

                           THE EASTWIND GROUP, INC.
                           -----------------------

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
           --------------------------------------------------------


                                                                    For the Nine Months Ended September 30, 1996
                                               ---------------------------------------------------------------------------------
                                                                                           Pro Forma
                                                    Eastwind           Centennial         Adjustments               Pro Forma
                                               -----------------   -----------------   ----------------        -----------------
NET SALES                                      $      14,862,000   $      13,550,000   $            ---        $      28,412,000

COST OF GOODS SOLD                                    11,028,000          10,673,000              34,000 (D)          21,735,000
                                               -----------------   -----------------   -----------------       -----------------
      Gross profit                                     3,834,000           2,877,000             (34,000)              6,677,000

SELLING, GENERAL AND                                                                                     (A,C
 ADMINISTRATIVE EXPENSES                               2,702,000           3,620,000            (184,000) D,E)         6,138,000
                                               -----------------   -----------------   -----------------       -----------------

      Operating income (loss)                          1,132,000            (743,000)            150,000                 539,000

INTEREST EXPENSE                                         462,000             382,000              31,000 (B)             875,000
                                               -----------------   -----------------   -----------------       -----------------

      Income (loss) before income
       taxes                                             670,000          (1,125,000)            119,000                (336,000)

INCOME TAXES                                             199,000                ---              (79,000) (G)            120,000
                                               -----------------   -----------------   -----------------       -----------------


NET INCOME (LOSS)                                        471,000   $      (1,125,000)            198,000                (456,000)
                                                                   =================

PREFERRED STOCK DIVIDENDS                                (57,000)                                (41,000) (F)            (98,000)
                                               -----------------                       -----------------       -----------------

NET INCOME (LOSS)
 AVAILABLE TO COMMON
 STOCKHOLDERS                                  $         414,000                       $         157,000       $        (554,000)
                                               =================                       =================       =================

EARNINGS PER COMMON
 SHARE                                         $            0.21                                               $            (.27)
                                               =================                                               =================

SHARES USED IN COMPUTING
 EARNINGS PER COMMON
 SHARE                                                 2,994,546                                                       2,035,628
                                               =================                                               =================


        The accompanying notes are an integral part of this statement.

                           THE EASTWIND GROUP, INC.
                           -----------------------

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
           --------------------------------------------------------

                                                                            September 30, 1996
                                              --------------------------------------------------------------------------------
                                                                                      Pro Forma
                                               Eastwind          Centennial          Adjustments        Pro Forma
                                               --------          ----------          -----------        ---------
          ASSETS
          ------
CURRENT ASSETS:
   Cash and cash equivalents                  $    2,978,000      $       38,000     $       (799,000)  $      2,217,000
   Accounts receivable                             5,140,000           3,058,000                  --           8,198,000
   Inventories                                     1,991,000             197,000                  --           2,188,000
   Prepaid expenses                                  319,000              40,000                  --             359,000
                                              --------------      --------------     ----------------   ----------------
           Total current assets                   10,428,000           3,333,000             (799,000)        12,962,000

PROPERTY, PLANT AND EQUIPMENT, NET                 1,842,000           2,984,000              302,000          5,128,000

INVESTMENTS                                          700,000                 --                 --               700,000

ADVANCES TO SHAREHOLDERS                                 --              619,000             (619,000)             --

OTHER ASSETS                                         558,000             219,000              (40,000)           737,000

GOODWILL                                             163,000                 --             4,919,000          5,082,000
                                              --------------      --------------     ----------------   ----------------
                                              $   13,691,000      $    7,155,000     $      3,763,000   $     24,609,000
                                              ==============      ==============     ================   ================

  LIABILITIES AND STOCKHOLDERS' EQUITY
  ------------------------------------
CURRENT LIABILITIES:
   Lines of credit                            $      507,000           2,950,000                  --           3,457,000
   Current portion of long-term debt                 630,000             740,000                  --           1,370,000
   Accounts payable                                2,140,000           2,192,000                  --           4,332,000
   Accrued expenses                                  556,000             659,000                  --           1,215,000
   Other current liabilities                         191,000                 --                   --             191,000
                                              --------------      --------------     ----------------   ----------------
           Total current liabilities               4,024,000           6,541,000                  --          10,565,000
                                              --------------      --------------     ----------------   ----------------
LONG-TERM DEBT                                     3,127,000           1,415,000              266,000          4,808,000
                                              --------------      --------------     ----------------   ----------------
OTHER NON-CURRENT LIABILITIES                        687,000             296,000                  --             983,000
                                              --------------      --------------     ----------------   ----------------
REDEEMABLE SERIES B PREFERRED STOCK                      --                  --               900,000            900,000
                                              --------------      --------------     ----------------   ----------------
STOCKHOLDERS' EQUITY:
   Common stock                                      214,000                 --                18,000            232,000
   Warrants outstanding                            1,233,000                 --                   --           1,233,000
   Additional paid-in capital                      4,355,000                 --             1,482,000          5,837,000
   Retained earnings                                  51,000          (1,097,000)           1,097,000             51,000
                                              --------------      --------------     ----------------   ----------------
           Total stockholders' equity              5,853,000          (1,097,000)           2,597,000          7,353,000
                                              --------------      --------------     ----------------   ----------------
                                              $   13,691,000      $    7,155,000     $      3,763,000   $     24,609,000
                                              ==============      ==============     ================   ================

        The accompanying notes are an integral part of this statement.

                           THE EASTWIND GROUP, INC.
                           ------------------------

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
        --------------------------------------------------------------


1.    EASTWIND HISTORICAL:
      --------------------

The historical balances for the year ended December 31, 1995 represent the results of operations after giving effect to the acquisition of The Polychem Division of the Budd Company, which occurred on March 10, 1995, as if the acquisition occurred on January 1, 1995, as reported in the Company's Form 10-KSB for the year ended December 31, 1995.

2.    CENTENNIAL ACQUISITION:
      -----------------------

On October 17, 1996, the Company acquired 100% of the capital stock of Centennial Printing Corporation ("Centennial"). The total consideration paid by the Company was $3,116,000, comprised of 182,232 shares of the Company's Common Stock, 9,000 shares of the Company's Redeemable Series B Preferred Stock and $450,000 in cash. The acquisition has been accounted for using the purchase method of accounting, whereby the purchase price is allocated to the assets and liabilities of Centennial based on the fair market values at the acquisition date. Such allocation has been based on estimates that may be revised at a later date. The purchase price, including estimated transaction costs of $300,000, exceeded the fair market value of the net assets acquired by approximately $5,400,000, which has been recorded as goodwill and will be amortized on a straight-line basis over 20 years.

The unaudited pro forma consolidated statements of operations for the year ended December 31, 1995, and the nine months ended September 30, 1996, contain the results of Centennial for the twelve and nine months, respectively.

Unaudited Pro Forma Adjustments to Consolidated Statements of Operations
------------------------------------------------------------------------

A. Goodwill amortization of $256,000 and $192,000 is recorded in connection with the purchase of Centennial in the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

B. Interest expense is adjusted by $42,000 and $31,000 in the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively, to account for the cash used in the acquisition at a 9.25% interest rate.

C. The Company paid the former shareholder of Centennial $500,000 for a 10 year non-compete agreement. Amortization expense of $50,000 and a $38,000 is recorded in the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

D. Additional depreciation expense of $60,000 and $45,000 in the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively, based on the write up of property and equipment by $302,000 to estimated fair market value.

E. The elimination of shareholder compensation of $500,000 and $425,000 in the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

F. Dividends on the Series B Preferred Stock of $54,000 and $41,000 in the year ended December 31, 1995 and nine months ended September 30, 1996, respectively.

G. The elimination of the Federal tax provision of $79,000 based on a pro forma consolidated loss before income taxes for the nine months ended September 30, 1996.

As previously stated, goodwill determined as of the acquisition date (October 17, 1996) was approximately $5,400,000. For purposes of preparing the pro forma condensed consolidated balance sheet as of September 30, 1996, goodwill is presented as $4,919,000, which would have been the amount of goodwill if the transaction had occurred on that date.

Unaudited Pro Forma Loss Per Share
----------------------------------

Pro forma loss per share is computed by dividing pro forma loss by Eastwind's historical weighted average number of shares outstanding after giving effect to the shares issued in connection with the acquisition of Centennial.

                                   SIGNATURE
                                   ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               THE EASTWIND GROUP, INC.

Date:  December 31, 1996                       /s/ WILLIAM B. MILLER
                                               ------------------------------
                                               William B. Miller
                                               Senior Vice President and
                                               Chief Financial Officer